As filed with the Securities and Exchange Commission on April 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	4841	35-2333914
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Savalle Sims, Esq.

Executive Vice President and General Counsel

Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Matthew E. Kaplan, Esq. Jonathan E. Levitsky, Esq. Sue Meng, Esq. Jeffrey J. Rosen, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Stacey S. Maris, Esq. Senior Vice President, Deputy General Counsel and Secretary AT&T Inc. One AT&T Plaza 208 South Akard Street Dallas, Texas 75202 (210) 821-4105	Eric M. Krautheimer, Esq. Patrick S. Brown, Esq. Melissa Sawyer, Esq. Sullivan & Cromwell LLP 125 Broad St. New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after all conditions to the transactions contemplated by the Agreement and Plan of Merger, dated as of May 17, 2021, described in the information statement/prospectus that forms a part of Discovery, Inc.’s Registration Statement on Form S-4 (Registration No. 333-261188), as amended, have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-261188

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

This Registration Statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Discovery, Inc. (“Discovery”), to be renamed Warner Bros. Discovery, Inc. (“WBD”), is filing this Registration Statement with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 35,000,000 shares of Series A common stock of WBD, par value $0.01 per share (“WBD common stock”), for issuance in connection with the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 17, 2021, as it may be amended from time to time, by and among Discovery, Drake Subsidiary, Inc., a direct, wholly owned subsidiary of Discovery, AT&T Inc. and Magallanes, Inc., a wholly owned subsidiary of AT&T Inc. Discovery has previously registered an aggregate of 2,397,939,166 shares of WBD common stock by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-261188), as amended.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333-261188), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and Consent of Debevoise & Plimpton LLP.

8.1	Opinion of Sullivan & Cromwell LLP as to certain tax matters.

23.1	Consent of Debevoise & Plimpton LLP (contained in opinion filed as Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (contained in opinion filed as Exhibit 8.1).

23.3	Consent of PricewaterhouseCoopers LLP in respect of Discovery, Inc.’s financial statements.

23.4	Consent of Ernst & Young LLP in respect of the WarnerMedia Business’s financial statements.

24.1	Power of Attorney.*

99.1	Consent of Allen & Company LLC.*

99.2	Consent of J.P. Morgan Securities LLC.*

99.3	Consent of Steven O. Newhouse with respect to the Registration Statement on Form S-4.*

99.4	Consent of Li Haslett Chen with respect to the Registration Statement on Form S-4.**

99.5	Consent of Samuel A. Di Piazza, Jr. with respect to the Registration Statement on Form S-4.**

99.6	Consent of Richard W. Fisher with respect to the Registration Statement on Form S-4.**

99.7	Consent of Debra L. Lee with respect to the Registration Statement on Form S-4.**

99.8	Consent of Fazal Merchant with respect to the Registration Statement on Form S-4.**

99.9	Consent of Paula A. Price with respect to the Registration Statement on Form S-4.**

99.10	Consent of Geoffrey Y. Yang with respect to the Registration Statement on Form S-4.**

107	Filing Fee Tables.

*	Previously filed with the Registration Statement on Form S-4 (File No. 333-261188) filed with the Securities and Exchange Commission on November 18, 2021.
**	Previously filed with Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-261188) filed with the Securities and Exchange Commission on March 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 8, 2022.

DISCOVERY, INC.

By:	/s/ David M. Zaslav
Name: David M. Zaslav
Title: President and Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	April 8, 2022

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer)	April 8, 2022

/s/ Lori C. Locke Lori C. Locke	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2022

* Robert R. Beck	Director	April 8, 2022

* Robert R. Bennett	Director	April 8, 2022

* Paul A. Gould	Director	April 8, 2022

* Robert L. Johnson	Director	April 8, 2022

* Kenneth W. Lowe	Director	April 8, 2022

* John C. Malone	Director	April 8, 2022

* Robert J. Miron	Director	April 8, 2022

* Steven A. Miron	Director	April 8, 2022

Signature	Title	Date

* Daniel E. Sanchez	Director	April 8, 2022

* Susan M. Swain	Director	April 8, 2022

* J. David Wargo	Director	April 8, 2022

*By:	/s/ David M. Zaslav
David M. Zaslav (as attorney-in-fact)

5